UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2010

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chemin de Blandonnet 10 Vernier, Switzerland	CH-1214
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2010, Transocean Ltd. and Transocean Inc., a wholly owned subsidiary of Transocean Ltd., entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among Transocean Ltd., Transocean Inc. and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to an underwritten public offering (the “Offering”) of $1.1 billion of 4.95% Senior Notes due 2015 and $0.9 billion of 6.50% Senior Notes due 2020 (together, the “Notes”). The due and punctual payment of the principal of, premium, if any, and interest on and all other amounts due under the Notes will be fully and unconditionally guaranteed by Transocean Ltd.

The Offering is being made under the Registration Statement on Form S-3 (Registration No. 333-169401) filed by Transocean Ltd. and Transocean Inc.

The Notes are to be issued pursuant to an Indenture (the “Indenture”) dated as of December 11, 2007 between Transocean Inc. and Wells Fargo Bank, National Association (the “Trustee”), as supplemented to date, and as further supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) among Transocean Inc., Transocean Ltd. and the Trustee related to the Notes. The closing of the Offering is expected to occur on or about September 21, 2010.

Transocean Inc. will have the right to redeem the Notes at any time prior to maturity at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and a “make-whole premium.”

The Indenture contains restrictions on creating liens, engaging in sale/leaseback transactions and engaging in merger, consolidation or reorganization transactions.

The following are events of default with respect to the Notes:

•	failure to pay interest when due on the Notes for 30 days;

•	failure to pay principal of or any premium on the Notes when due;

•

failure to comply with any covenant or agreement in the Notes or the Indenture for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the Indenture that are affected by that failure; and

•	specified events involving bankruptcy, insolvency or reorganization of Transocean Inc.

The descriptions of the Underwriting Agreement, the Indenture and the Fourth Supplemental Indenture are summaries and do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents, which are filed with this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.3, respectively, and are incorporated herein by reference.

Statements regarding the timing and other aspects of the Offering, as well as any other statements that are not historical facts, are forward-looking statements that involve certain assumptions. These statements involve risks and uncertainties including, but not limited to, market conditions, closing conditions and other factors detailed in “Risk Factors” and elsewhere in Transocean’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. Transocean disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

1.1      Underwriting Agreement dated September 16, 2010 by and among Transocean Ltd., Transocean Inc. and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Citigroup Global Markets Inc. as representatives of the several underwriters named therein.

4.1      Senior Indenture, dated as of December 11, 2007, between Transocean Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.36 to Transocean Inc.’s Annual Report on Form 10-K (Commission File No. 333-75899) for the year ended December 31, 2007).

4.2      Third Supplemental Indenture, dated as of December 18, 2008, among Transocean Ltd., Transocean Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 333-75899) filed on December 19, 2008).

4.3       Form of Fourth Supplemental Indenture.

5.1       Opinion of Baker Botts L.L.P.

5.2       Opinion of Homburger AG.

5.3       Opinion of Ogier.

8.1       Opinion of Baker Botts L.L.P. relating to tax matters.

23.1     Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

23.2     Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).

23.3     Consent of Homburger AG (included in Exhibit 5.2 hereto).

23.4     Consent of Ogier (included in Exhibit 5.3 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN LTD.

Date: September 20, 2010	By:	/s/ Heather G. Callender
Heather G. Callender Associate General Counsel

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